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                                                                       EXHIBIT 2

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement"), dated as of July 10, 2003, is entered into by and among Estate of Gordon A. Cain (the "Estate"), RCM Financial Services, L.P., a Delaware limited partnership ("Financial Services"), and Cogene Biotech Ventures, L.P., a Delaware limited partnership ("Cogene Biotech" and, together with Financial Services, the "Purchasers").

                                   WITNESSETH:

         WHEREAS, the Estate wishes to sell to the Purchasers 4,300,000 shares (the "Shares") of common stock, par value $.001 per share, of Lexicon Genetics Incorporated, a Delaware corporation ("Lexicon"), that the Estate owns of record;

         WHEREAS, the Purchasers wish to purchase the Shares from the Estate in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Estate and the Purchasers hereby covenant and agree as follows:

SECTION 1. PURCHASE AND SALE OF SHARES.

         (a) Subject to the terms and conditions set forth herein, the Estate hereby sells to Financial Services, and Financial Services hereby purchases from the Estate, 3,440,000 of the Shares, and, in consideration for such Shares, Financial Services shall pay to the Estate (i) on the date hereof, in immediately available funds by wire transfer to a bank account designated in writing by the Estate, cash in the amount of $3,268,000 and (ii) on the fifth business day following the effectiveness of the registration statement (the "Demand Registration Statement") to be filed by Lexicon at the request of the Purchasers pursuant to Section 2.1 of the Amended and Restated Registration Rights Agreement dated as of May 7, 1998 (the "Registration Rights Agreement"), among Lexicon and the persons named therein, in immediately available funds by wire transfer to a bank account designated in writing by the Estate, cash in the amount of $13,072,000.

         (b) Subject to the terms and conditions set forth herein, the Estate hereby sells to Cogene Biotech, and Cogene Biotech hereby purchases from the Estate, 860,000 of the Shares, and, in consideration for such Shares, Cogene Biotech shall pay to the Estate (i) on the date hereof, in immediately available funds by wire transfer to a bank account designated in writing by the Estate, cash in the amount of $817,000 and (ii) on the fifth business day following the effectiveness of the Demand Registration Statement, in immediately available funds by wire transfer to a bank account designated in writing by the Estate, cash in the amount of $3,268,000.

         (c) The closing of the sale and purchase of the Shares hereunder (the "Closing") is being held at the offices of the Purchasers at 4400 Post Oak Parkway, Suite 1400, Houston, Texas 77027.


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         (d) At the Closing, the Estate shall deliver to Financial Services a stock certificate representing 3,440,000 of the Shares, together with stock powers and signature guarantees in form and substance satisfactory to Financial Services. The Estate shall pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of such Shares.

         (e) At the Closing, the Estate shall deliver to Cogene Biotech a stock certificate representing 860,000 of the Shares, together with stock powers and signature guarantees in form and substance satisfactory to Cogene Biotech. The Estate shall pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of such Shares.

         (f) If on or before December 31, 2003 (such date, as it may be extended by written agreement of the Purchasers and the Estate, the "Termination Date") the Demand Registration Statement is not declared effective by the Securities and Exchange Commission, on the third business day occurring after the Termination Date (such day, or such other day as may be agreed upon by the Purchasers and the Estate, the "Subsequent Closing Date"), (i) the Estate shall pay to Financial Services, in immediately available funds by wire transfer to a bank account designated in writing by Financial Services, cash in the amount of $3,268,000, (ii) Financial Services shall deliver to the Estate a stock certificate representing 3,440,000 of the Shares, together with stock powers and signature guarantees in form and substance satisfactory to the Estate, (iii) Financial Services' payment obligation to the Estate under Section 1(a)(ii) hereof shall terminate, (iv) the Estate shall pay to Cogene Biotech, in immediately available funds by wire transfer to a bank account designated in writing by Cogene Biotech, cash in the amount of $817,000, (v) Cogene Biotech shall deliver to the Estate a stock certificate representing 860,000 of the Shares, together with stock powers and signature guarantees in the form and substance satisfactory to the Estate, (vi) Cogene Biotech's payment obligation to the Estate under Section 1(b)(ii) hereof shall terminate, (vii) the Purchasers shall assign and transfer to the Estate the rights transferred to them under Section 4(a), (viii) the Estate shall assume the obligations of the Purchasers under the Registration Rights Agreement, and (ix) the Purchasers and the Estate shall comply with the notice and assumption requirements of Section 9 of the Registration Rights Agreement. The Purchasers shall pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of such shares to the Estate on the Subsequent Closing Date.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE ESTATE. The Estate represents and warrants to the Purchasers as follows:

         (a) The Estate and each executor of the Estate (i) have all requisite power to execute, deliver and perform this Agreement and (ii) have taken all necessary action to authorize the execution, delivery and performance of this Agreement.

         (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) any agreement, indenture or other instrument to which the Estate is a party or by which the Estate or its assets may be bound, (ii) the terms of any trust, plan of distribution or other similar document or agreement relating to the Estate or (iii) any law, regulation, order, arbitration, award, judgment or decree applicable to the Estate.


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         (c) The Estate has, and will convey to the Purchasers at the Closing, good and valid title to the Shares, free and clear of any liens, claims, security interests, encumbrances or voting agreements except restrictions on transfer arising under applicable securities laws and the Estate's rights under
Section 1(f).

         (d) There are no actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of the Estate and each executor of the Estate, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Estate or either executor of the Estate that seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by the Estate or either executor of the Estate (including, without limitation, the delivery of the Shares).

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Estate as follows:

         (a) Such Purchaser (i) is a limited partnership, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power to execute, deliver and perform this Agreement and (iii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

         (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) such Purchaser's organizational documents, (ii) any agreement, indenture or other instrument to which such Purchaser is a party or by which such Purchaser or its assets may be bound or
(ii) any law, regulation, order, arbitration, award, judgment or decree applicable to such Purchaser.

         (c) There are no actions, suits, proceedings, arbitrations or investigations pending or, to such Purchaser's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by such Purchaser that seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by such Purchaser (including, without limitation, the purchase of the Shares).

         (d) Such Purchaser will convey to the Estate on the Subsequent Closing Date (if it occurs) good and valid title to the Shares to be transferred by such Purchaser to the Estate pursuant to Section 1(f), free and clear of any liens, claims, security interests, encumbrances or voting agreements except restrictions on transfer under applicable securities laws.

SECTION 4. OTHER AGREEMENTS.

         (a) Contemporaneously with the Closing and in accordance with the provisions of Section 9 of the Registration Rights Agreement, the Estate shall assign and transfer to the Purchasers the Estate's rights to cause Lexicon to register the Shares under the Registration Rights Agreement and shall provide the written notice thereof to Lexicon.


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         (b) The Purchasers hereby assume the obligations of the Estate under the Registration Rights Agreement as they relate to the Shares. The Purchasers agree to provide to Lexicon, within five business days following the Estate's compliance with Section 4(a) hereof, an assumption in writing of the obligations of the Estate under the Registration Rights Agreement as they relate to the Shares as provided in Section 9 of the Registration Rights Agreement, and a written request that Lexicon effect a registration statement under the Securities Act of 1993, as amended (the "Securities Act"), for the offer and sale of all or a part of the Shares pursuant to Section 2.1 of the Registration Rights Agreement.

SECTION 5. RESTRICTIONS ON DISPOSITION OF THE SHARES.

         (a) Each Purchaser acknowledges that such Purchaser is acquiring its portion of the Shares pursuant to this Agreement pursuant to a transaction exempt from registration under the Securities Act. Each Purchaser represents and warrants to the Estate and agrees with the Estate that the Shares acquired by such Purchaser pursuant to this Agreement are being acquired by such Purchaser for investment without any intention of such Purchaser making a distribution thereof, any sale or other disposition thereof that would be in violation of the Securities Act or any applicable state securities law, and that such Purchaser will not dispose of any of the Shares acquired by such Purchaser pursuant to this Agreement, except in compliance with all provisions of the Securities Act and all other applicable laws regulating the sale of securities.

         (b) Each Purchaser hereby acknowledges that (i) the Shares acquired by such Purchaser pursuant to this Agreement are "restricted securities" as such term is defined in and interpreted under Rule 144 of the Securities Act ("Rule 144") and (ii) such Purchaser may be acquiring the Shares acquired by such Purchaser pursuant to this Agreement from an "affiliate" of Lexicon, as such term is defined in Rule 144. Further transfers of the Shares may be subject to restrictions pursuant to Rule 144, unless a registration statement with respect to the Shares has been declared effective by the Securities and Exchange Commission or an exemption from registration is available.

SECTION 6. MISCELLANEOUS.

         (a) This Agreement may be amended or any provision hereof waived only by written instrument duly executed by the parties hereto.

         (b) All representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

         (c) The parties hereto hereby acknowledge that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.


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         (d) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         (e) All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                  (i)      If to Financial Services:

                           4400 Post Oak Parkway
                           Suite 1400
                           Houston, Texas 77027
                           Attention: M. Robert Dussler
                           Fax: (713) 336-7828

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010
                           Attention: Charles L. Strauss, Esq.
                           Fax: (713) 651-5246

                  (ii)     If to Cogene Biotech:

                           4400 Post Oak Parkway
                           Suite 1400
                           Houston, Texas 77027
                           Attention: M. Robert Dussler
                           Fax: (713) 336-7828

                           with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010
                           Attention: Charles L. Strauss, Esq.
                           Fax: (713) 651-5246

                  (iii)    If to the Estate of Gordon A. Cain:

                           Eight Greenway Plaza, Suite 702
                           Houston, Texas 77046
                           Attention: James D. Weaver
                           Fax: (713) 877-8107


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                           with a copy to:

                           Bracewell & Patterson, LLP
                           South Tower, Pennzoil Place
                           711 Louisiana, 26th Floor
                           Houston, Texas 77001
                           Attention: John Bland, Esq.
                           Fax: (713) 221-2163

         (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         (g) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

         (h) This Agreement shall be binding upon and inure to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise provided herein.

         (i) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (j) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      RCM FINANCIAL SERVICES, L.P.

                                      BY: RCM FINANCIAL SERVICES GP, INC., ITS
                                          GENERAL PARTNER


                                      By:      /s/ M. Robert Dussler
                                         --------------------------------------
                                      Name:       M. Robert Dussler
                                           ------------------------------------
                                      Title:       Vice President
                                            -----------------------------------


                                      COGENE BIOTECH VENTURES, L.P.

                                      BY: COGENE BIOTECH VENTURES GP, LLC, ITS
                                          GENERAL PARTNER


                                      By:      /s/ M. Robert Dussler
                                         --------------------------------------
                                      Name:       M. Robert Dussler
                                           ------------------------------------
                                      Title:       Vice President
                                            -----------------------------------


                                      ESTATE OF GORDON A. CAIN


                                      By:      /s/ James D. Weaver
                                         --------------------------------------
                                      Name:       James D. Weaver
                                           ------------------------------------
                                      Title:   Independent Executor
                                            -----------------------------------